SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                           KINGSLEY COACH, INC.

                  ---------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


            Delaware                            87-0369035
            --------                            ----------
  (State or Other Jurisdiction            (IRS Employer ID No.)
  of incorporation or organization)


                           64 Old Route 522
                         Middleburg, PA 17842
                       ------------------------
               (Address of Principal Executive Offices)

                           (570) 837-7114
                           --------------
           (Issuer's Telephone Number, including Area Code)

              Consultant Compensation Agreement No. 2
              ---------------------------------------
                      (Full Title of the Plan)

                           Ralph Dickenson
                         64 Old Route 522 Drive
                          Middleburg, PA 17842
                        ------------------------
                (Name and Address of Agent for Service)

                           (570) 837-7114
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------

Title of Each                     Proposed         Proposed
Class of                          Maximum          Maximum
Securities to    Amount to        Price per        Aggregate
be Registered    be Registered    Unit/Share       Offering Price

Fee
 -----------------------------------------------------------------
$0.00001 par
value common
voting stock     955,000            $1.00          $955,000
$265.49 (1)
-----------------------------------------------------------------

       (1) Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plan.

                          PART I
Item 1.  Plan Information.
- -------------------------

     Plan.
     ----

         A copy of the Consultant Compensation Agreement No. 2 (the "Plan")is attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plan Annual Information.
 -----------------------------------------------------------------

     Available Information.
     ---------------------

         Copies of the Plan, 10-KSB Annual Report of the Registrant for the year ended December 31, 1998, all 10-QSB Quarterly Reports, any Current Reports and/or proxy or information statements filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plan participants.

         The Registrant also undertakes to furnish, without charge, to any such participant or person purchasing any of the securities registered hereby copies of all of such documentation. Requests should be directed to Ralph Dickenson, CEO and President, at the address and telephone appearing on the Cover Page of this Registration Statement.

           Additional information regarding the Registrant may be reviewed at the Commission's web site www.sec.gov.

                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
- -------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) The Registrant's 10-KSB Annual Report for the calendar year ended December 31, 1998, filed with the Commission on or about April 14, 1998;

          (b) All other reports filed pursuant to Sections 13(a) or 15(d)of the Securities Exchange Act of 1934 (the "Exchange Act")for the past twelve months;

          (c)  Not applicable.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
- -----------------------------------

          The Registrant is authorized to issue one class of securities, being comprised of $0.00001 par value common voting stock.

          The holders of the $0.00001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Item 5.  Interest of Named Experts and Counsel.
- -----------------------------------------------

          Michael L. Labertew, Esq., who has prepared this Registration Statement, the Plan and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, will own 100,000 shares of common stock of the Registrant pursuant to this Registration Statement, which have a market value as of January 6, 2000, of $350,000.00. Mr. Labertew is not deemed to be an affiliate of the Registrant or a person associated with an affiliate of the Registrant. See Item 8 below.

Item 6.  Indemnification of Directors and Executive Officers.
- -------------------------------------------------------------

          Under the Delaware General Corporation Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Item 7.  Exemption from Registration Claimed.
- ---------------------------------------------

     None.

Item 8.  Exhibits.
- ------------------

Exhibit
Number
- ------

  EX-5       Opinion regarding Legality

  EX-23      Consent of Michael L. Labertew, Esq.

  EX-99      Consultant Compensation Agreement No. 2

               Counterpart Signature Pages

               Participant Letter

               Participant Response Letters

Item 9.  Undertakings.
- ----------------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                              REGISTRANT:

Date: 01/06/2000              By /s/ Ralph Dickenson
     ----------               -------------------------
                              Ralph Dickenson, President and Chairman



          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date: 01/06/2000              By /s/ Ralph Dickenson
     -----------              -------------------------
                              Ralph Dickenson, President and
                              Chairman

Date: 01/06/2000              By /s/ Verdo Lancaster
     -----------              -------------------------
                              Verdo Lancaster, Vice President and Director


Date: 01/06/2000              By /s/ Richard Duston
     -----------              -------------------------
                              Richard Duston,
                              Secretary/Treasurer and
                                    Director



           Securities and Exchange Commission File No. 0-21733

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 EXHIBITS

                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                          KINGSLEY COACH, INC.


                            EXHIBIT INDEX


Exhibit
Number
- -------

  EX-5       Opinion Regarding Legality

  EX-23      Consent of Michael L. Labertew, Esq.

  EX-99      Consultant Compensation Agreement No. 2

               Counterpart Signature Pages

               Participant Letter

               Participant Response Letters